                                   EXHIBIT 3.2


















                                     BY-LAWS

                                       OF

                 CITIZENS BANCSHARES OF SOUTHWEST FLORIDA, INC.

                                     BY-LAWS
                                       OF
                 CITIZENS BANCSHARES OF SOUTHWEST FLORIDA, INC.


                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I.

        DEFINITIONS ..............................................................................................1

ARTICLE II.

        GENERAL PROVISIONS REGARDING NOTICES......................................................................1
        Section 1.  NOTICES.......................................................................................1
        Section 2.  WAIVER OF NOTICE..............................................................................2

ARTICLE III.

        SHAREHOLDERS' MEETINGS....................................................................................3
        Section 1.  PLACE OF MEETING..............................................................................3
        Section 2.  ANNUAL MEETING................................................................................3
        Section 3.  SPECIAL MEETINGS..............................................................................3
        Section 4.  NOTICE TO SHAREHOLDERS........................................................................4
        Section 5.  FIXING OF RECORD DATE.........................................................................4
        Section 6.  QUORUM AND VOTING REQUIREMENTS................................................................5
        Section 7.  PROXIES.......................................................................................6
        Section 8.  ACTION OF SHAREHOLDERS WITHOUT A MEETING......................................................6

ARTICLE IV.

        DIRECTORS.................................................................................................6
        Section 1.  GENERAL POWERS................................................................................6
        Section 2.  NUMBER AND QUALIFICATIONS.....................................................................7
        Section 3.  VACANCIES, HOW FILLED.........................................................................7
        Section 4.  PLACE OF MEETING..............................................................................7
        Section 5.  COMPENSATION..................................................................................7
        Section 6.  REGULAR MEETINGS..............................................................................7
        Section 7.  SPECIAL MEETINGS..............................................................................7
        Section 8.  GENERAL PROVISIONS REGARDING NOTICE AND WAIVER................................................7
        Section 9.  QUORUM........................................................................................7
        Section 10.  MANNER OF ACTING.............................................................................8
        Section 11.  COMMITTEES...................................................................................8


                                       (i)

        Section 12.  ACTION WITHOUT FORMAL MEETING................................................................8
        Section 13.  CONFERENCE CALL MEETINGS.....................................................................9

ARTICLE V.

        OFFICERS..................................................................................................9
        Section 1.  GENERALLY.....................................................................................9
        Section 2.  COMPENSATION.................................................................................10
        Section 3.  VACANCIES....................................................................................10
        Section 4.  CHAIRMAN OF THE BOARD........................................................................10
        Section 5.  CHIEF EXECUTIVE OFFICER......................................................................10
        Section 6.  PRESIDENT....................................................................................10
        Section 7.  SECRETARY....................................................................................10
        Section 8.  THE CHIEF FINANCIAL OFFICER..................................................................11
        Section 9.  DEPUTY OFFICERS..............................................................................11
        Section 10.  ASSISTANT OFFICERS..........................................................................11

ARTICLE VI.

        INDEMNIFICATION..........................................................................................11
        Section 1.  ACTION BY PERSONS OTHER THAN THE CORPORATION.................................................11
        Section 2.  ACTIONS BY OR IN THE NAME OF THE CORPORATION.................................................12
        Section 3.  SUCCESSFUL DEFENSE...........................................................................12
        Section 4.  AUTHORIZATION OF INDEMNIFICATION.............................................................12
        Section 5.  REASONABLENESS OF EXPENSES...................................................................13
        Section 6.  PREPAYMENT OF EXPENSES.......................................................................13
        Section 7.  NON-EXCLUSIVE RIGHT..........................................................................13
        Section 8.  SUCCESSORS...................................................................................14
        Section 9.  JUDICIAL DETERMINATION.......................................................................14
        Section 10.  INSURANCE...................................................................................14
        Section 11.  INFORMATION TO SHAREHOLDERS.................................................................14

ARTICLE VII.

        FISCAL YEAR..............................................................................................15

ARTICLE VIII.

        ANNUAL STATEMENTS........................................................................................15

ARTICLE IX.

        CAPITAL STOCK............................................................................................15
        Section 1.  FORM.........................................................................................15
        Section 2.  TRANSFER.....................................................................................16
        Section 3.  RIGHTS OF HOLDER.............................................................................16
        Section 4.  LOST OR DESTROYED CERTIFICATES...............................................................16

                                      (ii)

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
ARTICLE X.

        SEAL.....................................................................................................16

ARTICLE XI.

        REGISTERED OFFICE AND REGISTERED AGENT...................................................................16

ARTICLE XII.

        AMENDMENTS ..............................................................................................17
        Section 1.  AMENDMENTS GENERALLY.........................................................................17
        Section 2.  BY-LAW INCREASING QUORUM OR VOTING REQUIREMENTS..............................................17






                                      (iii)

                                     BY-LAWS
                                       OF
                 CITIZENS BANCSHARES OF SOUTHWEST FLORIDA, INC.



                                 ARTICLE I.

                                  DEFINITIONS

        As used in these By-Laws, the terms set forth below shall have the meanings indicated, as follows:

        "Act" shall mean the Florida Business Corporation Act, as amended from time to time.

        "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

        "Board" shall mean the Board of Directors of the Corporation.

        "Chairman of the Board" shall mean the Chairman of the Board of Directors, or such other officer as shall be designated by the Board as having the duties of the Chairman of the Board, as described in Section 4 of Article V of these By-Laws.

         "Corporation" shall mean Citizens Bancshares of Southwest Florida, Inc., a Florida corporation.

        "Secretary" shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 7 of Article V of these By-Laws.

        "Secretary of State" shall mean the Secretary of State of Florida.

        "Voting group" shall have the meaning set forth in subsection (a) of
Section 6 of Article III of these By-Laws.

                                  ARTICLE II.

                      GENERAL PROVISIONS REGARDING NOTICES

         Section 1. NOTICES. Except as otherwise provided in the Articles of Incorporation or these By- Laws, or as otherwise required by applicable law:

         (a) Any notice required by these By-Laws or by law shall be in writing unless oral notice is reasonable under the circumstances.

         (b) Notice may be communicated in person; by telephone, telegraph, teletype, or other form of electronic communication; or by mail.

         (c) Written notice by the Corporation to any shareholder is effective when deposited in the mail, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the

Corporation's current stock transfer books; provided that it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

         (d) Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

         (e) Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

         (1)      When received;

         (2) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

         (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

         (f) Oral notice is effective when communicated if communicated directly to the person to be notified in a comprehensible manner.

         (g) In calculating time periods for notice under these By-Laws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         Section 2. WAIVER OF NOTICE. Except as otherwise provided or required by the Articles of Incorporation, these By-Laws or applicable law:

         (a) A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (b) A shareholder's attendance at a meeting:

         (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

         (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Act and obtain payment for his/her shares shall not be effective unless:

         (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Act would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Act; or

         (2) The waiver expressly waives the right to receive the material required to be furnished.

         (d) A director may waive any notice required to be given to such director by the Act, the Articles of Incorporation, or these By-Laws before or after the date and time stated in the notice. Except as provided by subsection
(e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE III.

                             SHAREHOLDERS' MEETINGS

         Section 1. PLACE OF MEETING. The Board may designate any place within or outside the State of Florida as the place of meeting for any annual or special shareholders' meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Florida as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the fourth Friday in April of each year, if not a legal holiday (and if such is a legal holiday, then on the next following business day not a legal holiday), at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein. If the annual meeting is not held within any 13-month period, the circuit court of the circuit in which the principal office of the Corporation is located may, on application of any shareholder, summarily order a meeting to be held.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, except to the extent otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chief Executive Officer, or by the presiding officer of the Board, if any. The Chief Executive Officer or the Secretary shall call a special meeting when: (1) requested in writing by any three or more of the directors; or (2) requested in writing by shareholders owning not less than one tenth of all shares entitled to vote on any such issue to be considered at such meeting. Any such written request shall be signed and dated and shall state the purpose or purposes of the proposed meeting.

         Section 4. NOTICE TO SHAREHOLDERS.

         (a) Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these By-Laws.

         (b) The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders' meeting not less than ten (10) nor more than sixty (60) days before the meeting date.

         (c) Unless otherwise required by the Act with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

         (d) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

         (e) Unless a new record date is set (or is required by law or by the terms of these By-Laws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these By-Laws as if such adjourned meeting were a newly-called meeting.

         (f) If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Act, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters' rights, and shall include the description of such statutory dissenters' rights required by the Act.

         Section 5. FIXING OF RECORD DATE.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

         (b) A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

         (c) A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which event, a new record date shall be set.

         (d) For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

         Section 6. QUORUM AND VOTING REQUIREMENTS.

         (a) Except as otherwise provided by the Articles of Incorporation or the Act:

                  (i) A "voting group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Act, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Act or these By-Laws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

                  (ii) Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

                  (iii) A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

                  (iv) The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

                  (v) Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

                  (vi) Except as otherwise provided in these By-Laws, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

         (b) Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these By-Laws to be, set for that adjourned meeting.

         (c) If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these

By-Laws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

         Section 7. PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his/her attorney-in-fact; (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or (iii) valid after eleven months from its date, unless said proxy expressly provides for a longer period.

         Section 8. ACTION OF SHAREHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

         Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

                                  ARTICLE IV.

                                    DIRECTORS

         Section 1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, or by any legal agreement among shareholders, or by the Articles of Incorporation or by these ByLaws directed or required to be exercised or done by the shareholders.

         Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of not less than two (2) nor more than twenty-five (25) members, the precise number to be determined from time to time by affirmative vote of a majority of the entire Board of Directors. Directors shall be natural persons who are eighteen (18) years of age or older, but need not be shareholders or residents of Florida unless the Articles of Incorporation require otherwise.

         Section 3. VACANCIES, HOW FILLED. If any vacancy shall occur in the membership of the Board by reason of the resignation, removal or death of a director, the remaining directors shall continue to act, and such vacancies may be filled by the affirmative vote of the majority of the directors then in office, though less than a quorum, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. If any vacancy shall occur among the directors by reason of the removal from office of a director, such vacancy shall be filled by the vote of seventy-five percent (75%) of the outstanding shares of each class of stock entitled to vote in elections of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.

         Section 4. PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Florida as it may from time to time determine.

         Section 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

         Section 6. REGULAR MEETINGS. A regular annual meeting of the Board shall be held, without other notice than this By-Law, immediately after the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two (2) days' notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Act, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

         Section 8. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER. Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these By-Laws.

         Section 9. QUORUM. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these By-Laws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum is obtained. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

         Section 10. MANNER OF ACTING. Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these By-Laws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

         (1) He/she objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or

         (2) His/her dissent or abstention from the action taken is entered in the minutes of the meeting and his/her reason(s) for abstention is submitted in writing to the Board.

         Section 11. COMMITTEES.

         (a) Except as otherwise provided by the Articles of Incorporation, the Board may create an Executive Committee and one or more committees and appoint members of the Board to serve on them. Each committee may have two or more members, who serve at the pleasure of the Board.

         (b) The provisions of these By-Laws and of the Act which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 11 and their members.

         (c) To the extent specified by the Articles of Incorporation, these By-Laws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

         (1) Approve, or propose to shareholders for approval, action required by the Act to be approved by shareholders;

         (2)      Fill vacancies on the Board or on any of its committees;

         (3) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

         (4)      Adopt, amend, or repeal by-laws; or

         (5) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

         Section 12. ACTION WITHOUT FORMAL MEETING. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

         Section 13. CONFERENCE CALL MEETINGS. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. GENERALLY. The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these By-Laws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

         (a) The Corporation shall have, at a minimum, the following officers, which offices shall bear the titles designated therefor by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

                         Office                          Title
                         ------                          -----
                Chairman of the Board                    Chairman

                Chief Executive Officer                  Chief Executive Officer

                President                                President

                Chief Financial Officer                  Treasurer

                Secretary                                Secretary

         (b) All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his/her successor, subject to his/her earlier death, resignation or removal.

         (c) Any person may hold two or more offices simultaneously, and no officer need be a shareholder of the Corporation.

         (d) If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

         Section 2. COMPENSATION. The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

         Section 3. VACANCIES. A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

         Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall, when present, preside at all meetings of the shareholders and the Board, either annual or special. The Chairman shall assist the Board in the formulation of policies to be pursued by the executive management of the Corporation, and he/she shall study and make reports and recommendations with respect to major problems, policies, and activities of the Corporation, and it shall be his/her responsibility to see that the policy established by the Board is carried into effect by the executive officers. The Chairman may sign and deliver on behalf of the Corporation any deed, mortgages, bonds, contracts, powers of attorney, or other instruments which the Board have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and he/she shall perform such other duties as may be prescribed by the Board from time to time.

         Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have such title or titles designated by the Board and shall be the principal executive officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation. He/she shall, when present, preside at all meetings of all of the stockholders. He/she may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board from time to time.

         Section 6. PRESIDENT. The President shall have such title or titles designated by the Board and shall have such powers and duties as may be assigned by the board of directors. In the absence of the Chief Executive Officer, the President shall be designated by the Board of Directors to perform all the duties of the Chief Executive Officer.

         Section 7. SECRETARY. The Secretary may be designated by any such title as determined by resolution of the Board, and shall: (a) attend and keep the Minutes of the shareholders' meetings and of the Board's meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as otherwise required by law or the provisions of the Articles of Incorporation; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation's shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; (e) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (f) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Act or otherwise to create, maintain or preserve; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board.

         Section 8. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer, unless otherwise determined by the Board, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (b) in general perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board.

         Section 9. DEPUTY OFFICERS. The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefor by the Board; however, any office designated with the prefix "Vice" or "Deputy" shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

         Section 10. ASSISTANT OFFICERS. The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

                                   ARTICLE VI.

                                 INDEMNIFICATION

         Section 1. ACTION BY PERSONS OTHER THAN THE CORPORATION. Under the circumstances prescribed in Sections 3 and 4 of this Article, the Corporation shall indemnify any person who was or is a party to any, threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to criminal action or proceeding, he/she had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE NAME OF THE CORPORATION. Under the circumstances prescribed in Sections 3 and 4 of this Article, the Corporation shall indemnify and hold harmless any person who was or is a party to any, threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action, suit or proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Section 4. AUTHORIZATION OF INDEMNIFICATION. Except as provided in
Section 3 of this Article and except as may be ordered by a court, any indemnification under Sections 1 and 2 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made:

                  (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding;

                  (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are a party may participate) consisting solely of two or more directors not at the time parties to the action, suit or proceeding;

                  (c) by independent legal counsel (i) selected by the Board of Directors prescribed in paragraph (a) of this Section or the committee prescribed in paragraph (b) of this Section; or (ii) if a quorum of the directors cannot be obtained for paragraph (a) of this Section and the committee cannot be designated under paragraph (b) of this Section, selected by a majority vote of the full Board of Directors (in which directors who are a party may participate); or

                  (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding.

         Section 5. REASONABLENESS OF EXPENSES. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         Section 6. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

         Section 7. NON-EXCLUSIVE RIGHT. The indemnification and advancement of expenses provided by this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his/her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                  (a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his/her conduct was lawful or had no reasonable cause to believe his/her conduct was unlawful;

                  (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

                  (c) In the case of a director, a circumstance under which the liability provisions of Florida Business Corporation Act ss. 607.0834 are applicable; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                  (e) Recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property in a proceeding by or in the right of someone other than the Corporation or a shareholder.

         Section 8. SUCCESSORS. Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         Section 9. JUDICIAL DETERMINATION. Unless the Articles of Incorporation provide otherwise, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                  (a) The director, officer, employee or agent is entitled to mandatory indemnification under Section 3, in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                  (b) The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Section 7; or

                  (c) The director, officer, employee or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 1, Section 2 or Section 7.

         Section 10. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 11. INFORMATION TO SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE VII.

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

                                 ARTICLE VIII.

                                ANNUAL STATEMENTS

         No later than 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders the following financial statements:

         (a)      A balance sheet as of the end of the fiscal year;

         (b)      An income statement for that year; and

         (c)      A statement of cash flows for that year.

         In addition, upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet, income statement and statement of cash flows.

                                  ARTICLE IX.

                                 CAPITAL STOCK

         Section 1. FORM.

         (a) Except as otherwise provided for in paragraph (b) of this Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation, a statement that the Corporation is organized under the laws of the State of Florida, the par value of each share or a statement that the shares are without par value and a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) or a statement that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, or the President or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

         (b) If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and the Corporation's state of incorporation,
(ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these By-Laws, or by any legal agreement among the shareholders of the Corporation.

         Section 2. TRANSFER. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article IX of these By-Laws.

         Section 3. RIGHTS OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                   ARTICLE X.

                                      SEAL

         The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

                                  ARTICLE XI.

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the corporation is 3001 Tamiami Trail North, 4th Floor, Naples, Florida 34101 and the name of the initial registered agent is Pauline M. Rogers. The corporation may amend this
Article XI at any time to change its registered office or registered agent, without further action of its officers or directors, by filing with the Secretary of State a notice of such change, in accordance with Section 607.0502 of the Act, or any successor statute.

         The corporation may have other offices at such places within or without the State of Florida as the Board may from time to time designate or the business of the Corporation may require or make desirable.


                                  ARTICLE XII.

                                   AMENDMENTS

         Section 1. AMENDMENTS GENERALLY.

         (a) Except as otherwise provided in the Articles of Incorporation or by applicable law, the By-Laws of the Corporation may be altered or amended and new By-Laws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the By-Laws shall have been given in the notice of a meeting. Except as otherwise provided in this Article XII, action by the shareholders with respect to By-Laws shall be taken by an affirmative vote of seventy-five percent (75%) of each class of stock entitled to elect directors, and action by the directors with respect to By-Laws shall be taken by an affirmative vote of a majority of all directors then holding office.

         Section 2. BY-LAW INCREASING QUORUM OR VOTING REQUIREMENTS.

         (a) Any By-Law which sets a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than the minimum required by the Act may not be adopted, amended or repealed by the Board.

         (b) Except as otherwise provided in the Articles of Incorporation, a By-Law that fixes a greater quorum or voting requirement for the Board than the minimum required by the Act:

         (1) May be amended or repealed only by the shareholders if originally adopted by the shareholders;

         (2) May be amended or repealed either by the directors or the shareholders if originally adopted by the Board of Directors.

         (c) A By-Law adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may be amended or repealed only by a specified vote of either the shareholders or the Board, if such By-Law provision so provides.